Exhibit 99.1

Media Contact	October 27, 2014
Casey Lassiter, 205-410-2777	For Immediate Release
casey.lassiter@healthsouth.com

Investor Relations Contact
Mary Ann Arico, 205-969-6175
maryann.arico@healthsouth.com
HealthSouth Reports Results for Third Quarter 2014
Revenue Growth of 5.8% and Discharge Growth of 3.8%
Cash Provided by Operating Activities of $139.6 million ($374.7 million Year-to-Date)
Adjusted EBITDA of $140.0 million increased by 3.3%
BIRMINGHAM, Ala. - HealthSouth Corporation (NYSE: HLS), the nation's largest owner and operator of inpatient rehabilitation hospitals, today reported its results of operations for the third quarter ended September 30, 2014.
“The third quarter was another solid quarter for HealthSouth,” said Jay Grinney, President and Chief Executive Officer of HealthSouth. “Discharges grew 3.8% against growth of 5.7% in the third quarter of 2013. We also made excellent progress in the quarter on setting the stage for growth in 2015. We expect the continued construction of three de novo hospitals, the continued progress with Mountain States Health Alliance toward owning and operating Quillen Rehabilitation Hospital in Johnson City, Tennessee, and the continued capacity expansion of our existing hospitals will allow us to add 211 new beds to our existing portfolio prior to January 2015.”
Third Quarter Results

•
Consolidated net operating revenues were $596.9 million for the third quarter of 2014 compared to $564.0 million for the third quarter of 2013, an increase of 5.8%. This increase was attributable to a 3.8% increase in patient discharges and a 2.7% increase in net patient revenue per discharge. Discharge growth included a 1.9% increase in same-store discharges. Same-store discharges were negatively impacted by 40 basis points due to the closure of 40 skilled nursing facility beds in June 2014. Discharge growth from new stores resulted from the consolidation of Fairlawn Rehabilitation Hospital (“Fairlawn”) in Worcester, Massachusetts effective June 1, 2014. The increase in net patient revenue per discharge resulted from Medicare and managed care price adjustments.

•
Income from continuing operations attributable to HealthSouth per diluted share for the third quarter of 2014 was $0.53 per share compared to $0.59 per share for the third quarter of 2013. Earnings per share for the third quarter of 2014 reflected continued revenue growth and a lower income tax rate. Earnings per share for the third quarter of 2013 benefited from a $21.3 million, or $0.13 per diluted share after tax, gain in government, class action, and related settlements associated with recoveries on judgments against former officers and related matters.

•
Cash flows provided by operating activities were $374.7 million for the nine months ended September 30, 2014 compared to $369.4 million for the nine months ended September 30, 2013. This increase primarily resulted from continued revenue growth.

•
Adjusted EBITDA (see attached supplemental information) for the third quarter of 2014 was $140.0 million compared to $135.5 million for the third quarter of 2013, an increase of 3.3%. The comparison to last year was negatively impacted by approximately $4.8 million attributable to lower reductions in the Company's self-insurance reserves in the third quarter of 2014 than in the third quarter of 2013. Based on favorable trends in claims, the Company's reserves for group medical, workers' compensation, and general and professional liability

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insurance were reduced by an aggregate of $3.0 million in the third quarter of 2014 compared to $7.8 million in the third quarter of 2013.

•
Adjusted free cash flow (see attached supplemental information) for the third quarter of 2014 was $103.3 million compared to $106.4 million for the third quarter of 2013. Adjusted free cash flow for the third quarter of 2014 benefited from higher Adjusted EBITDA and lower dividends paid on the Company's preferred stock offset by growth in accounts receivable related to an increase in medical necessity claims denials primarily by one fiscal intermediary.

Debt Transactions
In September 2014, the Company issued an additional $175 million of its 5.75% Senior Notes due 2024 at a price of 103.625% of the principal amount, which resulted in approximately $182 million in net proceeds from the public offering. The Company also amended its existing credit agreement to, among other things, add a new $150 million term loan commitment to its existing $600 million revolving credit facility and extend the maturity date to 2019. In October 2014, the Company used the net proceeds from the additional offering of senior notes, a $75 million draw under its term loan facility, and cash on hand to redeem all of the outstanding principal amount of its 7.25% Senior Notes due 2018. Pursuant to the terms of the 7.25% Senior Notes due 2018, this redemption was made at a price of 103.625%, which resulted in a total cash outlay of approximately $281 million to retire the approximately $271 million in principal. Additionally, in October 2014, the Company gave notice to redeem approximately $25 million of the outstanding principal amount of its existing 7.75% Senior Notes due 2022. This optional redemption will represent 10% of the outstanding principal amount of the notes at a price of 103%, which will result in a total cash outlay of approximately $26 million when the transaction closes in December 2014. As a result of these redemptions, the Company expects to record an approximate $13 million loss on early extinguishment of debt in the fourth quarter of 2014.
“The debt transactions we recently executed further enhanced our flexibility to choose how we invest our cash and return value to shareholders,” said Doug Coltharp, Executive Vice President and Chief Financial Officer of HealthSouth. “Specifically, we continue to invest in organic growth at our existing hospitals, construct de novo hospitals in new markets, and pay cash dividends on our common stock. We also believe we are well positioned to take advantage of acquisition opportunities should they arise.”
2014 Guidance
Based on its year-to-date results and the debt transactions discussed above, the Company is:

•	narrowing its full-year 2014 Adjusted EBITDA guidance to a range of $575 million to $580 million from a range of $570 million to $580 million.

•
revising its full-year 2014 guidance for income from continuing operations attributable to HealthSouth per diluted share to a range of $2.24 to $2.27 per share from a range of $2.25 to $2.31 per share.

The Company's previous guidance estimates did not include the approximate $13 million, or $0.08 per diluted share, loss on early extinguishment of debt to be recorded in the fourth quarter of 2014.
Earnings Conference Call and Webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Tuesday, October 28, 2014 to discuss its results for the third quarter of 2014. For reference during the call, the Company will post certain supplemental slides at
http://investor.healthsouth.com.
The conference call may be accessed by dialing 877-587-6761 and giving the pass code 8019902. International callers should dial 706-679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available at http://investor.healthsouth.com by clicking on an available link.
An on-line replay of the conference call will be available after the live broadcast at http://investor.healthsouth.com.
About HealthSouth
HealthSouth is the nation's largest owner and operator of inpatient rehabilitation hospitals in terms of patients treated and discharged, revenues, and number of hospitals. Operating in 28 states across the country and in Puerto Rico, HealthSouth

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serves patients through its network of inpatient rehabilitation hospitals, outpatient rehabilitation satellite clinics, and home health agencies. HealthSouth's hospitals provide a higher level of rehabilitative care to patients who are recovering from conditions such as stroke and other neurological disorders, cardiac and pulmonary conditions, brain and spinal cord injuries, complex orthopedic conditions, and amputations. HealthSouth can be found on the Web at www.healthsouth.com.
Other Information
The information in this press release is summarized and should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 (the “September 2014 Form 10-Q”), when filed, as well as the Company's Current Report on Form 8-K filed on October 27, 2014. In addition, the Company will post supplemental slides today on its website at http://investor.healthsouth.com for reference during its October 28, 2014 earnings call.
When filed, the September 2014 Form 10-Q can be found on the Company's website at http://investor.healthsouth.com and the SEC's website at www.sec.gov.

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(In Millions)
Net operating revenues	$596.9	$564.0	$1,792.5	$1,701.1
Less: Provision for doubtful accounts	(8.2)	(8.0)	(25.0)	(22.4)
Net operating revenues less provision for doubtful accounts	588.7	556.0	1,767.5	1,678.7
Operating expenses:
Salaries and benefits	290.0	269.5	861.4	817.7
Other operating expenses	89.4	82.2	260.2	241.3
Occupancy costs	10.3	11.7	31.1	35.8
Supplies	26.6	25.5	82.0	78.3
General and administrative expenses	27.5	28.8	88.4	88.5
Depreciation and amortization	27.4	24.3	80.2	69.5
Government, class action, and related settlements	—	(21.3)	(0.8)	(23.3)
Professional fees—accounting, tax, and legal	4.0	4.2	7.6	7.8
Total operating expenses	475.2	424.9	1,410.1	1,315.6
Interest expense and amortization of debt discounts and fees	27.8	25.3	83.5	73.9
Other income	(0.2)	(0.6)	(30.1)	(3.2)
Equity in net income of nonconsolidated affiliates	(1.9)	(2.0)	(8.8)	(8.2)
Income from continuing operations before income tax expense (benefit)	87.8	108.4	312.8	300.6
Provision for income tax expense (benefit)	22.1	35.2	91.4	(17.8)
Income from continuing operations	65.7	73.2	221.4	318.4
(Loss) income from discontinued operations, net of tax	(0.9)	(0.9)	2.8	(1.2)
Net income	64.8	72.3	224.2	317.2
Less: Net income attributable to noncontrolling interests	(14.7)	(14.1)	(44.3)	(42.5)
Net income attributable to HealthSouth	50.1	58.2	179.9	274.7
Less: Convertible perpetual preferred stock dividends	(1.6)	(5.7)	(4.7)	(17.2)
Net income attributable to HealthSouth common shareholders	$48.5	$52.5	$175.2	$257.5

(Continued)	4

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (Continued)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(In Millions, Except Per Share Data)
Weighted average common shares outstanding:
Basic	86.5	86.2	86.8	88.7
Diluted	100.5	100.4	100.7	102.4

Earnings per common share:
Basic earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.56	$0.61	$1.96	$2.87
Discontinued operations	(0.01)	(0.01)	0.03	(0.01)
Net income	$0.55	$0.60	$1.99	$2.86
Diluted earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.53	$0.59	$1.82	$2.69
Discontinued operations	(0.01)	(0.01)	0.03	(0.01)
Net income	$0.52	$0.58	$1.85	$2.68

Cash dividends per common share	$0.21	$0.18	$0.57	$0.18

Amounts attributable to HealthSouth common shareholders:
Income from continuing operations	$51.0	$59.1	$177.1	$275.9
Income (loss) from discontinued operations, net of tax	(0.9)	(0.9)	2.8	(1.2)
Net income attributable to HealthSouth	$50.1	$58.2	$179.9	$274.7

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HealthSouth Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2014	December 31, 2013
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$272.3	$64.5
Accounts receivable, net of allowance for doubtful accounts of $24.2 in 2014; $23.1 in 2013	261.6	261.8
Deferred income tax assets	138.9	139.0
Other current assets	110.2	115.1
Total current assets	783.0	580.4
Property and equipment, net	994.6	910.5
Goodwill	491.7	456.9
Intangible assets, net	99.9	88.2
Deferred income tax assets	255.3	354.3
Other long-term assets	169.5	144.1
Total assets	$2,794.0	$2,534.4
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$208.5	$12.3
Accounts payable	54.8	61.9
Accrued expenses and other current liabilities	251.4	237.4
Total current liabilities	514.7	311.6
Long-term debt, net of current portion	1,441.4	1,505.2
Other long-term liabilities	139.7	142.2
	2,095.8	1,959.0
Commitments and contingencies
Convertible perpetual preferred stock	93.2	93.2
Redeemable noncontrolling interests	12.2	13.5
Shareholders’ equity:
HealthSouth shareholders’ equity	449.6	344.6
Noncontrolling interests	143.2	124.1
Total shareholders’ equity	592.8	468.7
Total liabilities and shareholders’ equity	$2,794.0	$2,534.4

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HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
	(In Millions)
Cash flows from operating activities:
Net income	$224.2	$317.2
(Income) loss from discontinued operations	(2.8)	1.2
Adjustments to reconcile net income to net cash provided by operating activities—
Provision for doubtful accounts	25.0	22.4
Provision for government, class action, and related settlements	(0.8)	(23.3)
Depreciation and amortization	80.2	69.5
Equity in net income of nonconsolidated affiliates	(8.8)	(8.2)
Distributions from nonconsolidated affiliates	9.4	9.6
Stock-based compensation	19.3	19.0
Deferred tax expense (benefit)	81.6	(20.8)
Gain on consolidation of Fairlawn Rehabilitation Hospital	(27.2)	—
Other	13.0	6.0
(Increase) decrease in assets—
Accounts receivable	(48.7)	(26.5)
Other assets	8.9	(4.5)
Increase (decrease) in liabilities—
Accounts payable	3.7	9.9
Other liabilities	(7.6)	(0.7)
Premium received on bond issuance	6.3	—
Net cash used in operating activities of discontinued operations	(1.0)	(1.4)
Total adjustments	153.3	51.0
Net cash provided by operating activities	374.7	369.4

(Continued)	7

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
	(In Millions)
Cash flows from investing activities:
Purchases of property and equipment	(133.9)	(166.8)
Capitalized software costs	(12.6)	(15.6)
Acquisition of business, net of cash acquired	(15.9)	(28.9)
Proceeds from sale of restricted investments	0.3	16.9
Proceeds from sale of Digital Hospital	—	10.8
Purchase of restricted investments	(2.5)	(8.1)
Other	2.3	(5.5)
Net cash used in investing activities	(162.3)	(197.2)

Cash flows from financing activities:
Proceeds from bond issuance	175.0	—
Principal borrowings on notes	—	15.2
Borrowings on revolving credit facility	65.0	147.0
Payments on revolving credit facility	(110.0)	(112.0)
Repurchases of common stock, including fees and expenses	(43.1)	(234.1)
Dividends paid on common stock	(47.4)	—
Dividends paid on convertible perpetual preferred stock	(4.7)	(17.2)
Distributions paid to noncontrolling interests of consolidated affiliates	(39.6)	(34.1)
Other	0.2	(4.8)
Net cash used in financing activities	(4.6)	(240.0)
Increase (decrease) in cash and cash equivalents	207.8	(67.8)
Cash and cash equivalents at beginning of period	64.5	132.8
Cash and cash equivalents at end of period	$272.3	$65.0

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	QTD
	Q3 2014		Q3 2013
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$140.0		$135.5
Interest expense and amortization of debt discounts and fees	(27.8)		(25.3)
Depreciation and amortization	(27.4)		(24.3)
Stock-based compensation expense	(5.0)		(6.2)
Noncash loss on disposal of assets	(2.7)		(2.5)
	77.1		77.2
Certain nonrecurring expenses:
Government, class action, and related settlements	—		21.3
Professional fees—accounting, tax, and legal	(4.0)		(4.2)
Pre-tax income	73.1		94.3
Income tax expense (1)	(22.1)	(2)	(35.2)
Income from continuing operations (3)	$51.0		$59.1

Basic shares	86.5		86.2
Diluted shares	100.5		100.4

Basic earnings per share (3)	$0.56		$0.61
Diluted earnings per share (3)	$0.53		$0.59

(1)	Current income tax expense for the three months ended September 30, 2014 and 2013 was $3.2 million and $2.5 million, respectively.

(2)
The Company's effective income tax rate was reduced as a result of the nontaxable gain related to its acquisition of an additional 30% equity interest in Fairlawn Rehabilitation Hospital and its election to claim certain tax credits.

(3)	Income from continuing operations attributable to HealthSouth.

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	YTD
	Q3 2014		Q3 2013
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$436.8		$409.3
Interest expense and amortization of debt discounts and fees	(83.5)		(73.9)
Depreciation and amortization	(80.2)		(69.5)
Stock-based compensation expense	(19.3)		(19.0)
Noncash loss on disposal or impairment of assets	(5.7)		(4.3)
	248.1		242.6
Certain nonrecurring expenses:
Government, class action, and related settlements	0.8		23.3
Professional fees—accounting, tax, and legal	(7.6)		(7.8)
Gain on consolidation of Fairlawn Rehabilitation Hospital	27.2		—
Pre-tax income	268.5		258.1
Income tax (expense) benefit (1)	(91.4)	(2)	17.8	(3)
Income from continuing operations (4)	$177.1		$275.9

Basic shares	86.8		88.7
Diluted shares	100.7		102.4

Basic earnings per share (4)	$1.96		$2.87
Diluted earnings per share (4)	$1.82		$2.69

(1)	Current income tax expense for the nine months ended September 30, 2014 and 2013 was $9.8 million and $3.0 million, respectively.

(2)
The Company's effective income tax rate was reduced as a result of the nontaxable gain related to its acquisition of an additional 30% equity interest in Fairlawn Rehabilitation Hospital and its election to claim certain tax credits.

(3)
Includes an approximate $115 million, or $1.12 per diluted share, benefit related to the Company's settlement with the IRS related to the previous restatement of its 2000 and 2001 financial statements, as well as certain other tax matters, through December 31, 2008.

(4)	Income from continuing operations attributable to HealthSouth.

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(In Millions)
Net income	$64.8	$72.3	$224.2	$317.2
Loss (income) from discontinued operations, net of tax, attributable to HealthSouth	0.9	0.9	(2.8)	1.2
Provision for income tax expense (benefit)	22.1	35.2	91.4	(17.8)
Interest expense and amortization of debt discounts and fees	27.8	25.3	83.5	73.9
Professional fees—accounting, tax, and legal	4.0	4.2	7.6	7.8
Government, class action, and related settlements	—	(21.3)	(0.8)	(23.3)
Net noncash loss on disposal or impairment of assets	2.7	2.5	5.7	4.3
Depreciation and amortization	27.4	24.3	80.2	69.5
Stock-based compensation expense	5.0	6.2	19.3	19.0
Net income attributable to noncontrolling interests	(14.7)	(14.1)	(44.3)	(42.5)
Gain on consolidation of Fairlawn Rehabilitation Hospital	—	—	(27.2)	—
Adjusted EBITDA	$140.0	$135.5	$436.8	$409.3

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,

	2014	2013	2014	2013	2013
	(In Millions)
Net cash provided by operating activities	$139.6	$142.6	$374.7	$369.4	$470.3
Impact of discontinued operations	(0.2)	1.2	1.0	1.4	1.9
Net cash provided by operating activities of continuing operations	139.4	143.8	375.7	370.8	472.2
Capital expenditures for maintenance	(18.1)	(18.6)	(65.9)	(54.3)	(74.8)
Dividends paid on convertible perpetual preferred stock	(1.6)	(5.7)	(4.7)	(17.2)	(23.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(14.2)	(10.2)	(39.6)	(34.1)	(46.3)
Nonrecurring items:
Premium paid on redemption of bonds	(6.3)	—	(6.3)	—	1.7
Cash paid (received) for:
Professional fees—accounting, tax, and legal	4.1	1.7	7.3	5.3	7.0
Government, class action, and related settlements	—	(4.6)	(0.6)	(5.9)	(5.9)
Adjusted free cash flow	$103.3	$106.4	$265.9	$264.6	$330.9
For the three months ended September 30, 2014, net cash used in investing activities was $55.3 million and resulted primarily from capital expenditures. Net cash provided by financing activities during the three months ended September 30, 2014 was $122.2 million and resulted primarily from the issuance of an additional $175 million of the Company's existing 5.75% Senior Notes due 2024 in September 2014.
For the three months ended September 30, 2013, net cash used in investing activities was $95.8 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended September 30, 2013 was $50.5 million and resulted primarily from net debt payments, distributions paid to noncontrolling interests of consolidated affiliates, and dividends paid on the Company's convertible perpetual preferred stock.
For the nine months ended September 30, 2014, net cash used in investing activities was $162.3 million and resulted primarily from capital expenditures and acquisition activity. Net cash used in financing activities during the nine months ended September 30, 2014 was $4.6 million and resulted primarily from dividends paid on the Company's common stock and convertible perpetual preferred stock, repurchases of the Company's common stock in the open market, and distributions paid to noncontrolling interests of consolidated affiliates offset by net debt issuances during the period.
For the nine months ended September 30, 2013, net cash used in investing activities was $197.2 million and resulted primarily from capital expenditures and acquisition activity. Net cash used in financing activities during the nine months ended September 30, 2013 was $240.0 million and resulted primarily from repurchases of common stock as part of the tender offer completed in the first quarter of 2013.
For the year ended December 31, 2013, net cash used in investing activities was $226.2 million and resulted primarily from increased capital expenditures and acquisition activity. Net cash used in financing activities during the year ended December 31, 2013 was $312.4 million and resulted primarily from repurchases of common stock as part of the tender offer completed in the first quarter of 2013.

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HealthSouth Corporation and Subsidiaries
Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as the financial guidance, are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, HealthSouth's business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, or its acquisition opportunities. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, the price of HealthSouth's common or preferred stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving HealthSouth, including its pending DOJ and HHS-OIG investigations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth's information systems, including unauthorized access to or theft of patient or other sensitive information; significant changes in HealthSouth's management team; HealthSouth's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; HealthSouth's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets; the increase in the costs of defending and insuring against alleged professional liability claims and HealthSouth's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth's SEC filings and other public announcements, including HealthSouth's Form 10‑K for the year ended December 31, 2013 and Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014, when filed.

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